Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan and Non-Employee Directors’ Stock Option Plan of Aurora Biosciences Corporation of our report dated April 27, 2001, with respect to the consolidated financial statements of Aurora Biosciences Corporation included in its Current Report (Form 8-K), filed with the Securities and Exchange Commission on May 18, 2001.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP

San Diego, California
May 21, 2001